UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Evolution Petroleum Corporation (the "Company") announced that the Board of Directors has appointed J. Mark Bunch as Chief Operating Officer.

Mr. Bunch, 64, has been providing consulting services to the Company since 2016. From 2020 until he joined the Company, Mr. Bunch was a Senior Vice President and founding partner with Alamo Resources III, LLC. Since 2016, Mr. Bunch has also provided consulting services to upstream energy companies through his wholly-owned firm, Dantoria Energy, LLC. In 2017, he was associated with Camber Energy, Inc. as Senior Vice President, Engineering and Operations. From 2012 to 2016, he was Asset Manager for Davis Petroleum Corp. From 2007 to 2012, he was Chief Operating Officer and founding partner of Mecom Oil, LLC. From 1999 to 2007, he was Vice President for Huddleston & Co., Inc. From 1993 to 1999, he was Engineering Manager for Petrocorp Inc. Prior to 1992, Mr. Bunch was employed by Arco Oil and Gas Company. Mr. Bunch is a registered professional engineer in Texas and earned a B.S. in Petroleum Engineering from Texas A&M University in 1981.

The Company has entered into an offer letter with Mr. Bunch setting forth his compensation terms as Chief Operating Officer, including a base annual salary of $305,000. Additionally, the offer letter provides that on or about February 21, 2023 (the “Effective Date”), Mr. Bunch will be awarded a sign-on bonus consisting of 80,000 restricted shares of the Company’s common stock, vesting on a pro rata basis annually over a period of four years on the anniversary of Mr. Bunch’s Effective Date. The offer letter further provides that Mr. Bunch will be eligible to participate in the Company’s annual short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). Eligibility for fiscal 2023 will be prorated for from the Effective Date. Mr. Bunch’s annual STIP award for 2023 will have a target of 75% of his base salary and will be subject to achievement of certain individual and audited performance goals. Mr. Bunch’s annual LTIP award for 2023 will be 100% of his base salary, approximately one-third of which will be time vested shares with the remaining shares subject to performance goals.

Mr. Bunch does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Mr. Bunch had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release dated February 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: February 23, 2023	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer